EX-99.23(h)(14)

                                  AMENDMENT TO
                       TRANSFER AGENCY SERVICES AGREEMENT
                                     BETWEEN
                           JNL INVESTORS SERIES TRUST
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC

     AMENDMENT made as of this 29th day of December, 2008, by and between JNL Investors Series Trust, a Massachusetts business trust (the "Trust"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

     WHEREAS, the Trust and JNAM entered into a Transfer Agency Agreement ("Agreement") dated November 1, 2005.

     WHEREAS, the Trust is empowered to issue Shares of in separate Funds ("Fund"), each such Fund, pursuant to Section 18(f)(2) of the 1940 Act, being preferred over all other Funds in respect of the assets specifically allocated to such Funds.

     WHEREAS, under the terms of the Agreement, JNAM to renders the transfer agency and other services contemplated hereby with respect to each Fund of Shares and the owners of record thereof and JNAM is willing to render such services.

     WHEREAS, the Funds in existence on the date of the Agreement ("Current Portfolios") are set forth in the Agreement.

     WHEREAS, the parties have agreed to amend the Agreement in order to reflect the addition of the following six new funds to the Trust: 1) Jackson Perspective European 30 Fund; 2) Jackson Perspective Global Basics Fund; 3) Jackson Perspective Global Leaders Fund; 4) Jackson Perspective Pacific Rim 30 Fund; 5) Jackson Perspective Pan European Fund; and 6) Jackson Perspective Total Return Fund.

     WHEREAS, the parties have agreed to amend section amend section XIV, "FORUM," and section XV, "MISCELLANEOUS" of the Agreement to change specific governing law venues from the State of Michigan to the State of Illinois.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement to replace the entire paragraph under the "FORUM" section as follows:

     XIV. FORUM. THE TRUST IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM CONNECTION HEREWITH SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN THE STATE OF ILLINOIS. THE TRUST HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. THE TRUST HEREBY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST THE TRUST BY JNAM IN ACCORDANCE WITH THIS SECTION, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE TRUST ACKNOWLEDGES THAT ITS WAIVER OF JNAM TO ENTER INTO THIS AGREEMENT.

The parties further agree to amend the Agreement to replace the entire paragraph under the "MISCELLANEOUS" section as follows:

     XV. MISCELLANEOUS. The Trust's Declaration of Trust as amended is on file with the Secretary of The Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time. This Agreement shall be construed in accordance with the laws of the State of Illinois (except as to paragraph 9 hereof which shall be construed in accordance with the laws of the Commonwealth of Massachusetts) and, subject to the other provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written. This Agreement (including any exhibits or schedules hereto) may not be amended except by written instrument executed by both parties, and any such amendment which increases or otherwise alters JNAM's duties or obligations shall not apply to any transaction or matter arising or occurring prior to such amendment.

The parties further agree to amend the Agreement as follows:

1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated December 29, 2008, attached hereto.

This Amendment may be executed in two or more counterparts which together shall constitute one document.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                   JNL INVESTORS SERIES TRUST

_______________________________           By:_______________________________
                                          Name:  Susan S. Rhee
                                          Title: Vice President, Counsel,
                                                 and Secretary

ATTEST:                                   JACKSON NATIONAL ASSET MANAGEMENT, LLC

_______________________________           By:_______________________________
                                          Name:  Mark D. Nerud
                                          Title: President

                                    EXHIBIT A
                                DECEMBER 29, 2008

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                                      FUNDS
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                Jackson Perspective Asia ex-Japan Fund - Class A
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                Jackson Perspective Asia ex-Japan Fund - Class C
  ----------------------------------------------------------------------------
          Jackson Perspective Asia Pacific ex-Japan Bond Fund - Class A
  ----------------------------------------------------------------------------
          Jackson Perspective Asia Pacific ex-Japan Bond Fund - Class C
  ----------------------------------------------------------------------------
         Jackson Perspective Asia ex-Japan Infrastructure Fund - Class A
  ----------------------------------------------------------------------------
         Jackson Perspective Asia ex-Japan Infrastructure Fund - Class C
  ----------------------------------------------------------------------------
          Jackson Perspective Asian Pacific Real Estate Fund - Class A
  ----------------------------------------------------------------------------
          Jackson Perspective Asian Pacific Real Estate Fund - Class C
  ----------------------------------------------------------------------------
                 Jackson Perspective China-India Fund - Class A
  ----------------------------------------------------------------------------
                 Jackson Perspective China-India Fund - Class C
  ----------------------------------------------------------------------------
                 Jackson Perspective Core Equity Fund - Class A
  ----------------------------------------------------------------------------
                 Jackson Perspective Core Equity Fund - Class C
  ----------------------------------------------------------------------------
            Jackson Perspective Emerging Asia ex-Japan Fund - Class A
  ----------------------------------------------------------------------------
            Jackson Perspective Emerging Asia ex-Japan Fund - Class C
  ----------------------------------------------------------------------------
                 Jackson Perspective European 30 Fund - Class A
  ----------------------------------------------------------------------------
                 Jackson Perspective European 30 Fund - Class C
  ----------------------------------------------------------------------------
                Jackson Perspective Global Basics Fund - Class A
  ----------------------------------------------------------------------------
                Jackson Perspective Global Basics Fund - Class C
  ----------------------------------------------------------------------------
                Jackson Perspective Global Leaders Fund - Class A
  ----------------------------------------------------------------------------
                Jackson Perspective Global Leaders Fund - Class C
  ----------------------------------------------------------------------------
                     Jackson Perspective Japan Fund- Class A
  ----------------------------------------------------------------------------
                     Jackson Perspective Japan Fund- Class C
  ----------------------------------------------------------------------------
               Jackson Perspective Large Cap Value Fund - Class A
  ----------------------------------------------------------------------------
               Jackson Perspective Large Cap Value Fund - Class C
  ----------------------------------------------------------------------------
                Jackson Perspective Mid Cap Value Fund - Class A
  ----------------------------------------------------------------------------
                Jackson Perspective Mid Cap Value Fund - Class C
  ----------------------------------------------------------------------------
                Jackson Perspective Pacific Rim 30 Fund - Class A
  ----------------------------------------------------------------------------
                Jackson Perspective Pacific Rim 30 Fund - Class C
  ----------------------------------------------------------------------------
                 Jackson Perspective Pan European Fund - Class A
  ----------------------------------------------------------------------------
                 Jackson Perspective Pan European Fund - Class C
  ----------------------------------------------------------------------------
               Jackson Perspective Small Cap Value Fund - Class A
  ----------------------------------------------------------------------------
               Jackson Perspective Small Cap Value Fund - Class C
  ----------------------------------------------------------------------------
                 Jackson Perspective Total Return Fund - Class A
  ----------------------------------------------------------------------------
                 Jackson Perspective Total Return Fund - Class C
  ----------------------------------------------------------------------------
                         JNL Money Market Fund - Class A
  ----------------------------------------------------------------------------